The information contained herein has been prepared solely for the use of Greenwich Capital Markets, Inc. and has not been independently verified by Greenwich Capital Markets, Inc.  Accordingly, Greenwich Capital Markets, Inc. makes no express or implied representations or warranties of any kind and expressly disclaims all liability for any use or misuse of the contents hereof.  Greenwich Capital Markets, Inc. assumes no responsibility for the accuracy of any material contained herein.

The information contained herein will be superseded by the description of the mortgage loans contained in the prospectus supplement.  Such information supersedes the information in all prior collateral term sheets, if any.

Z_HV0410_MKT1 - Price/Yield - 1A

Balance	153,042,000	Delay	0
Coupon		Dated	12/22/2004
Settle	12/22/2004	First Payment	1/19/2005

Prepay (1)	20 CPR	20 CPR
Prepay (2)	20 CPR	20 CPR
Prepay (3)	25 CPR	25 CPR
Prepay (4)	25 CPR	25 CPR
Default	0 CDR	4.4 CDR
Loss Severity	0%	35%
Servicer Advances	100%	100%
Liquidation Lag	0	12
Indices	Forward	Forward
Optional Redemption	Call (N)	Call (N)

Price	Disc Margin	Disc Margin
100-00	32.3	31.3

WAL	4.20	3.81
Mod Durn 30360	3.61	3.32
Total Collat Loss (Collat Maturity)	0.00%	5.10%
Total Collat Liquidation (Collat Maturity)	0.00%	14.49%